Registration No. 333-
As filed with the Securities and Exchange Commission on June 9, 2023

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
___________________

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Peapack-Gladstone Financial Corporation
(Exact Name of Registrant as Specified in its Charter)

New Jersey	22-3537895
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

500 Hills Drive, Suite 300
Bedminster, New Jersey 07921
(Address of Principal Executive Offices)

Peapack-Gladstone Financial Corporation 2021 Long-Term Incentive Plan
(Full Title of the Plan)

Copies to:
Frank A. Cavallaro	Lawrence M.F. Spaccasi, Esq.
Chief Financial Officer	Scott A. Brown, Esq.
Peapack-Gladstone Financial Corporation	Luse Gorman, PC
500 Hills Drive, Suite 300	5335 Wisconsin Ave., N.W., Suite 780
Bedminster, New Jersey 07291	Washington, DC 20015-2035
(908) 234-0700	(202) 274-2000
(Name, Address and Telephone
Number of Agent for Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer ☐	Accelerated filer ⌧
Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

REGISTRATION OF ADDITIONAL SHARES
Peapack-Gladstone Financial Corporation (the “Company”) is filing this Registration Statement pursuant to General Instruction E on Form S-8 with the Securities and Exchange Commission (the “Commission”) to register an additional 600,000 shares of its common stock, no par value per share, under the Peapack-Gladstone Financial Corporation 2021 Long-Term Incentive Plan (the “Plan”). Such additional shares are of the same class as other securities for which a registration statement relating to the Plan has previously been filed and is effective.
Pursuant to General Instruction E of Form S-8 regarding Registration of Additional Securities, the contents of the Registration Statement on Form S-8 filed with the Commission on July 1, 2021 (File No. 333-257594) is hereby incorporated by reference in this Registration Statement.

PART II.
Item 8.  Exhibits.
Regulation S-K Exhibit Number	Document

4.1
Certificate of Incorporation of Peapack-Gladstone Financial Corporation (incorporated by reference to Exhibit 3 of the Company’s Form 10-Q Quarterly Report filed on November 9, 2009 (File No. 001-16197)

4.2	Bylaws of Peapack-Gladstone Financial Corporation (incorporated by reference to Exhibit 3.2 of the Company’s Form 8-K Current Report filed on March 23, 2023 (File No. 001-16197)

4.3	Description of Registrant’s Securities (incorporated by reference to Exhibit 4.E. of the Registrant’s Form 10-K Annual Report for the year ended December 31, 2019)

5	Opinion of Luse Gorman, PC

23.1	Consent of Luse Gorman, PC (included in Exhibit 5)

23.2	Consent of Independent Registered Public Accounting Firm

23.3	Power of Attorney (contained on signature page)

99.1
Peapack-Gladstone Financial Corporation 2021 Long-Term Incentive Plan (incorporated by reference to Appendix A to the proxy statement for the Annual Meeting of Shareholders of Peapack-Gladstone Financial Corporation (File No. 001-16197), filed by the Company under the Exchange Act on April 14, 2023)

107	Filing Fee Table

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Township of Bedminster, State of New Jersey, on the 9th day of June, 2023.
PEAPACK-GLADSTONE FINANCIAL CORPORATION
By:	/s/ Douglas L. Kennedy
Douglas L. Kennedy
President and Chief Executive Officer
(Duly Authorized Representative)

POWER OF ATTORNEY

We, the undersigned directors and officers of Peapack-Gladstone Financial Corporation (the “Company”) hereby severally constitute and appoint Douglas L. Kennedy and Frank A. Cavallaro, and each of them, as our true and lawful attorneys and agents, to do any and all things in our names in the capacities indicated below which said Douglas L. Kennedy and Frank A. Cavallaro may deem necessary or advisable to enable the Company to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with the registration of shares of common stock to be issued under the Peapack-Gladstone Financial Corporation 2021 Long-Term Incentive Plan, including specifically, but not limited to, power and authority to sign for us in our names in the capacities indicated below the registration statement and any and all amendments (including post-effective amendments) thereto; and we hereby approve, ratify and confirm all that said Douglas L. Kennedy and Frank A. Cavallaro shall do or cause to be done by virtue thereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the date indicated.
Signatures	Title	Date

/s/ Douglas L. Kennedy	President, Chief Executive Officer and Director	June 9, 2023
Douglas L. Kennedy	(Principal Executive Officer)

/s/ Frank A. Cavallaro	Senior Executive Vice President and	June 9, 2023
Frank A. Cavallaro	Chief Financial Officer (Principal Financial Officer)

/s/ Francesco S. Rossi	Senior Vice President and Chief	June 9, 2023
Francesco S. Rossi	Accounting Officer (Principal Accounting Officer)

/s/ F. Duffield Meyercord	Chairman of the Board	June 9, 2023
F. Duffield Meyercord

Signatures	Title	Date

/s/ Carmen M. Bowser	Director	June 9, 2023
Carmen M. Bowser

/s/ Susan A. Cole	Director	June 9, 2023
Susan A. Cole

/s/ Anthony J. Consi II	Director	June 9, 2023
Anthony J. Consi II

/s/ Richard Daingerfield	Director	June 9, 2023
Richard Daingerfield

/s/ Edward A. Gramigna	Director	June 9, 2023
Edward A. Gramigna

/s/ Peter D. Horst	Director	June 9, 2023
Peter D. Horst

/s/ Steven A. Kass	Director	June 9, 2023
Steven A. Kass

/s/ Patrick J. Mullen	Director	June 9, 2023
Patrick J. Mullen

/s/ Philip W. Smith III	Director	June 9, 2023
Philip W. Smith III

/s/ Tony Spinelli	Director	June 9, 2023
Tony Spinelli

/s/ Beth Welsh	Director	June 9, 2023
Beth Welsh